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Exhibit 10.1
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                           ENDEAVOR ENERGY CORPORATION
                   407 2ND Street SW, Calgary, Alberta T2P 2Y3




April 24, 2007


Dujour Products, Inc.,
c/o Mr. Adrian Crimeni
West 2809 Longfellow
Spokane, Washington  99205

RE: Letter of Intent Regarding Merger and Acquisition of Capital Stock

Dear Mr. Crimeni:

This Letter of Intent (the "Letter") sets forth an agreement in principal between Dujour Products, Inc.("Dujour"), and the owners of 100% of the capital stock of Endeavor Energy Corporation., ("Endeavor" and "Endeavor's Shareholders"), with respect to a proposed merger and acquisition of capital stock. Dujour, Endeavor and Endeavor's Shareholders are collectively referred herein as "Parties" and individually as a "Party."

The Parties believe significant mutual advantage will result from a combination of Dujour and Endeavor's assets. In that connection, the Parties have agreed to pursue a merger of ownership effectuated by Dujour's acquisition of 100% of the common stock of Endeavor. The terms of the acquisition will be more particularly set forth in one or more definitive agreements (collectively "Definitive Agreements"). The foregoing notwithstanding, this Letter sets forth, and serves as, a binding legal agreement with respect to certain sections as provided for herein.

Nonbinding Statement of Understanding

      1. Acquisition of Stock and Purchase Price. Dujour will acquire 100% of the outstanding capital stock of Endeavor, in exchange for:
              a.   $1.5 million (USD) payable in cash, and
              b.   3,715,000 shares of the restricted common stock of Dujour

      2. Board Position; Executive/Financial Responsibilities. Simultaneous with Closing, Dujour' Board of Directors shall take such action as may be required to provide Mr. Cameron King a seat on that Board of Directors.

      3. Continuation Fees. The Parties recognize that Endeavor will divert valuable operating resources and incur substantial costs and expense in the furtherance of this acquisition. In that connection, upon execution of this Letter, Dujour will fund a $100,000 (USD) continuation fee to be used by Endeavor to cover a portion of Endeavor's engineering, legal, accounting and closing expenses.

      4. Preparation of Definitive Agreements. The Parties will negotiate terms and begin preparation of the Definitive Agreements as soon as practicable and shall complete and execute such Definitive Agreements not later than 60 days from the date hereof. The Definitive Agreements will contain such representations, warranties, covenants, and indemnification provisions as are customarily contained in agreements governing transactions of this nature which shall include but not be limited to:




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Dujour Products, Inc.
Letter of Intent
Page 2


              a. Covenants and warranties assuring good and clear title to all assets, and
              b. Covenants and warranties assuring the transfer of all operating leases in good standing and free of any undisclosed obligations or encumbrances

      5. Conditions Precedent to Closing. In general, Closing and the obligations of each Party under the Definitive Agreements will be subject to the satisfaction of the normal conditions precedent to Closing, which shall include but not be limited to:
              a. the mutually satisfactory completion of due diligence including engineering reviews and title verifications as may be required by Dujour
              b. satisfactory determination that the acquisition and prospective business operations of the combined entities will comply with all applicable laws and regulations
              c.   the availability of required permissions and approvals
              d. satisfactory disclosure and treatment of pending or threatened material claims or litigation
              e.   delivery of customary legal opinions
              f. mutual satisfaction of the Parties concerning environmental issues
              g. the availability of financing enabling Dujour to complete its obligations under this Letter.

Binding Obligation to Negotiate

In consideration of the costs to be borne by each Party in connection with this transaction and in consideration of the mutual undertakings by the Parties as to the matters described in this Letter, the following constitute legally binding and enforceable agreements of the Parties regarding the procedures for the negotiation and preparation of the Definitive Agreements.

Due Diligence. From the date of acceptance by the Parties of the terms of this Letter, until the negotiations are terminated as provided herein, the Parties shall provide to the other, full access and opportunity to inspect, investigate and audit the books, records, contracts, and other documents including, without limitation, inspecting assets and reviewing financial records, contracts, operating plans, and other business records, for the purposes of evaluating issues related to the operations. Both Parties further agree to provide such additional information as may be reasonably requested pertaining to operations and assets to the extent reasonably necessary to complete the Definitive Agreements.

Confidentiality and Use of Information. By their signature below, each Party agrees to keep in strict confidence all information exchanged in connection with the diligent investigation of this transaction and expressly asserts that such information will not be used for any purpose other than that for which it was provided. The Parties agree that disclosure of the confidential information may be made by either Party to the extent such information is required by lenders and equity partners to obtain necessary debt and equity financing to support this transaction. If this Letter is terminated as provided herein, each Party upon request will promptly return to the other Party all documents, contracts, records, or other information received by it that disclose or embody confidential information of the other Party. The provisions of this paragraph shall survive termination of this Letter.

Public Disclosure. Each Party agrees that it will make no public disclosure or issue any press release pertaining to the proposed transaction without having first obtained the consent of the other Party, except for communications with employees, customers, suppliers, governmental agencies, and other groups as may be legally required or necessary or appropriate (i.e., any securities filings or notices), and which are not inconsistent with the prompt consummation of the transactions contemplated herein. The provisions of this paragraph shall survive termination of this Letter.

Disclaimer of Liabilities. Except for breach of any confidentiality provisions hereof, no Party to this Letter shall have any liability to any other Party for any liabilities, losses, damages (whether special, incidental or consequential),

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Dujour Products, Inc.
Letter of Intent
Page 3

costs, or expenses incurred by the Party in the event the negotiations among the Parties are terminated as provided herein. Except to the extent otherwise provided herein or in any Definitive Agreement entered into by the Parties, each Party shall be solely responsible for its own expenses, legal fees and consulting fees related to the negotiations described in this Letter, whether or not any of the transactions contemplated herein are consummated.

Exclusivity.
During the period during which this Letter is in force, Endeavor agrees that it shall negotiate exclusively with Dujour with respect to the sale of its common stock or assets.

Termination. The Parties agree that any Party to this Letter may unilaterally withdraw from negotiation or dealing at any time for any, or no reason, at the withdrawing party's sole discretion by notifying the other party of the withdrawal in writing. If any party withdraws from dealing or negotiation prior to June 23, 2007, or fails to negotiate in good faith, or if each party hereto has not entered into the Definitive Agreements by June 23, 2007, then any obligation to negotiate and prepare the Definitive Agreements or otherwise deal with any other Party shall immediately terminate and Endeavor shall retain any balance of the continuation fee described in paragraph 3. It is agreed, however, that the terms of any Purchase Agreement or other Definitive Agreements entered into by the Parties controls over the right to withdraw from dealing or negotiations in this paragraph.

This Letter may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which taken together shall constitute one and the same document.

Should you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Cameron King

Cameron King
Chief Executive Officer,
Endeavor Energy Corporation



Dujour Products, Inc:
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By:      /s/ Adrian Crimeni
         __________________________________________________________


Title:   Principal Executive Officer                 Date: 4/24/2006
         _______________________________             _______________



Shareholders of Endeavor Energy Corporation:
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By:      /s/ Cameron King
         __________________________________________________________


Title:   Individual                                  Date: 4/24/2007
         _______________________________             _______________








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